As filed with the Securities and Exchange Commission on May 14, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PMC-SIERRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2925073
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, California 94089

(Address of Principal Executive Offices)

2008 Equity Plan

(Full title of the plan)

Gregory S. Lang

President and Chief Executive Officer

1380 Bordeaux Drive

Sunnyvale, California 94089

(408) 239-8000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2008 Equity Plan, Common Stock, par value $0.001 per share(1)	9,500,000	$6.80(3)	$64,600,000	$5,943.20

(1)	Includes Preferred Stock Purchase Rights, which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
(2)	This registration statement shall also cover any additional shares of Common Stock which become issuable under the 2008 Equity Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.
(3)	Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low sale prices for a share of Common Stock on May 7, 2012, as reported on the NASDAQ Global Select Market.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	In accordance with Rule 428 under the Securities Act and the instructional Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Commission:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011;

(b) the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2012;

(c) the Registrant’s Current Reports on Form 8-K filed March 13, 2012, April 30, 2012, May 3, 2012, and May 11, 2012;

(d) the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 21, 1991 pursuant to Section 12(g) of the 1934 Act, as updated by the Quarterly Report on Form 10-Q filed with the Commission on August 8, 2000 for the period ending June 25, 2000, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock; and

(e) the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 14, 2001 pursuant to Section 12(g) of the 1934 Act, as amended by the Registration Statements on Form 8-A/A filed on November 20, 2001 and February 14, 2007, in which there is described the terms, rights and provisions applicable to the Registrant’s Preferred Stock Purchase Rights.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters all of the Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Under no circumstances will any information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Certificate of Incorporation

The Registrant’s certificate of incorporation provides for the indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same now exists or as it may be amended in the future. Under Delaware law, such provision may not indemnify directors’ or officers’ liability for:

•	breaches of the directors’ or officers’ duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	the unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	transactions in which the director or officer derived an improper personal benefit.

Delaware law authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys’ fees) if actually and reasonably incurred by him or her in connection therewith. If such a proceeding is brought by or on behalf of the Registrant, such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Registrant. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Registrant; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the Registrant upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

Bylaws

The Registrant’s bylaws provide that its directors, officers, employees, and agents shall be indemnified against expenses including attorneys’ fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding arising out of their status as such. The bylaws also authorize the Registrant to provide insurance for its directors, officers, employees and/or agents, against any expense, liability or loss, whether or not it would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Indemnification Agreements

The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws. These agreements, among other things, indemnify its directors and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by the Registrant, arising out of such person’s services as a director or officer for it, or for any of its subsidiaries, or for any other company or enterprise to which the person provides services at the Registrant’s request.

Directors’ and Officers’ Insurance

The Registrant maintains a directors’ and officers’ insurance policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Registrant and its stockholders.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Index to Exhibits” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California, on this 14th day of May, 2012.

PMC-SIERRA, INC.

By:	/s/ MICHAEL W. ZELLNER
Michael W. Zellner, Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of PMC-Sierra Inc., a Delaware corporation, do hereby constitute and appoint Gregory S. Lang and Michael W. Zellner, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Gregory S. Lang	President, Chief Executive Officer	May 14, 2012
Gregory S. Lang	(Principal Executive Officer) and Director

/s/ Michael W. Zellner	Vice President, Chief Financial Officer	May 14, 2012
Michael W. Zellner	(and Principal Accounting Officer)

/s/ Jonathan J. Judge	Chairman of the Board of Directors	May 14, 2012
Jonathan J. Judge

/s/ Richard E. Belluzzo	Director	May 14, 2012
Richard E. Belluzzo

/s/ James V. Diller, Sr.	Director	May 14, 2012
James V. Diller, Sr.

/s/ Michael R. Farese	Director	May 14, 2012
Michael R. Farese

/s/ Michael A. Klayko	Director	May 14, 2012
Michael A. Klayko

/s/ William H. Kurtz	Director	May 14, 2012
William H. Kurtz

/s/ Richard N. Nottenburg	Director	May 14, 2012
Richard N. Nottenburg

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement on Form 8-A as amended, together with any exhibits thereto, which is incorporated herein by reference as amended pursuant to Item 3(d) to this Registration Statement.

4.2	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement on Form 8-A as amended, together with any exhibits thereto, which is incorporated herein by reference as amended pursuant to Item 3(e) to this Registration Statement.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	2008 Equity Plan, as amended.